


COMPUTATION OF EARNINGS PER SHARE
CAROLINA FIRST CORPORATION AND SUBSIDIARIES                                                                  EXHIBIT 11.1


                                                                                                                  YTD
                                                    1ST QTR 1996      2ND QTR 1996      3RD QTR 1996      3RD QTR 1996
                                                   ==========================================================================


A.Net income.......................................   $2,228,000         $2,672,000         $2,335,000    $7,235,000
  Less:  Dividends on preferred stock..............       16,000             16,000             16,000        48,000
                                                   ==============   ================   ===============   ===========
B.Net income applicable to common shareholders.....   $2,212,000         $2,656,000         $2,319,000    $7,187,000
                                                   ==============   ================   ===============   ===========




PRIMARY EARNINGS PER SHARE

  Average shares outstanding.......................    7,810,191          9,239,331          9,286,086     8,778,536
  Dilutive average shares outstanding
     under options.................................      247,649            236,021            219,584       234,418
  Exercise prices................................$5.77 to $17.50    $5.77 to $17.50    $5.77 to $17.50




  Assumed proceeds on exercise.....................   $2,243,159         $2,255,011         $2,244,057     $2,247,409
  Average market value per share...................        20.92              19.91              17.64          19.49
  Less:  Treasury stock purchased with the
     assumed proceeds from exercise of options.....      107,242            113,271            127,185        115,899
                                                   --------------   ----------------   ---------------   ------------
C.Adjusted average shares -- Primary...............    7,950,598          9,362,081          9,378,485      8,897,055
                                                   --------------   ----------------   ---------------   ------------

  Primary Earnings Per Share (B/C).................        $0.28              $0.28              $0.25         $0.81
                                                   ==============   ================  ================   ============


FULLY DILUTED EARNINGS PER SHARE

  Average shares outstanding.......................    7,810,191          9,239,331          9,286,086     8,778,536
  Dilutive average shares outstanding
     under options.................................      247,649            236,021            219,584       234,418
  Exercise prices................................$5.77 to $17.50    $5.77 to $17.50    $5.77 to $17.50




  Assumed proceeds on exercise.....................   $2,243,159         $2,255,011          2,244,057    $2,247,409
  Market value per share...........................        21.50              19.91             $18.63         20.01
  Less:  Treasury stock purchased with the
     assumed proceeds from exercise of options.....      104,333            113,271            120,486       112,697
                                                   --------------   ----------------   ---------------    ----------
  Adjusted averaged shares.........................    7,953,507          9,362,081          9,385,184     8,900,257
                                                   --------------   ----------------   ---------------    ----------
  Common shares from the assumed conversion
     of convertible preferred stock................    1,482,433             93,918             92,501      556,284
                                                   --------------   ----------------   ---------------    ----------
D.Adjusted average shares -- Fully diluted.........    9,435,940          9,455,999          9,477,685    9,456,541
                                                   --------------   ----------------   ---------------    ----------

  Fully Diluted Earnings Per Share (A/D)...........        $0.24              $0.28              $0.25       $0.77
                                                   ==============   ================  ================    ==========